UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.       )

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Lynch Corporation

(Name of Registrant as Specified In Its Charter)

Lynch Corporation

(Name of Person(s) Filing Proxy Statement)

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ITEM NO. 1 ELECTION OF DIRECTORS
ITEM NO. 2 APPROVAL OF 2001 EQUITY INCENTIVE PLAN
ITEM NO. 3 GRANT OF OPTIONS TO CERTAIN EXECUTIVE OFFICERS
ITEM NO. 4 AMENDMENT OF RESTATED ARTICLES OF INCORPORATION
EXHIBIT A LYNCH CORPORATION AUDIT COMMITTEE CHARTER

LYNCH CORPORATION

50 Kennedy Plaza
Suite 1250
Providence, Rhode Island 02903

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 2, 2002

April 3, 2002

To the Shareholders of Lynch Corporation

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Lynch Corporation, an Indiana Corporation (the “Corporation”), will be held at the Biltmore Grand Heritage Hotel, Kennedy Plaza, Providence, Rhode Island on Thursday, May 2, 2002, at 2:00 p.m. for the following purposes:

1. To elect seven directors to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified.

2. To approve the adoption of the Corporation’s 2001 Equity Incentive Plan.

3. To approve the granting of stock options to certain executive officers of the Corporation pursuant to the Corporation’s 2001 Equity Incentive Plan.

4. To approve a proposed amendment to the Corporation’s Restated Articles of Incorporation changing all of the Corporation’s authorized shares of Common Stock from shares without par value into shares having a par value of $0.01 per share, without otherwise changing the shares or increasing or decreasing the number of shares.

5. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

      Information relating to the above matters is set forth in the attached Proxy Statement. As fixed by the Board of Directors, only Shareholders of record at the close of business of March 15, 2002 are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournments thereof.

      The Board of Directors encourages all shareholders to personally attend the annual meeting. Your vote is very important regardless of the number of shares you own. Shareholders who do not expect to attend are requested to promptly date, complete and return the enclosed proxy card in the enclosed accompanying postage-paid envelope in order that their shares of common stock may be represented at the annual meeting. Your cooperation is greatly appreciated.

By Order of the Board of Directors

RAYMOND H. KELLER
Secretary

IMPORTANT

Your vote is important regardless of the number of shares you own. Please date, sign and return your proxy promptly in the enclosed envelope. Your cooperation is greatly appreciated.

LYNCH CORPORATION

50 Kennedy Plaza, Suite 1250
Providence, Rhode Island 02903

PROXY STATEMENT

       This Proxy Statement is furnished by the Board of Directors of Lynch Corporation (the “Corporation”) in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders to be held at the Biltmore Grand Heritage Hotel, Kennedy Plaza, Providence, Rhode Island on May 2, 2002, at 2:00 P.M. and at any adjournments thereof. This Proxy Statement and the accompanying proxy is first being mailed to shareholders on or about April 3, 2002.

      Only shareholders of record at the close of business on March 15, 2002 are entitled to notice of, and to vote at, the Annual Meeting. As of the close of business on such date, 1,497,883 shares of the Corporation’s common stock, no par value (the “Common Stock”), were outstanding and eligible to vote. Each share of Common Stock is entitled to one vote on each matter submitted to the shareholders. Where a specific designation is given in the proxy, the proxy will be voted in accordance with such designation. If no such designation is made, the proxy will be voted FOR the nominees for director named below and FOR each of the proposals described in Items 2, 3 and 4 below, and in the discretion of the proxies with respect to any other matter that is properly brought before the Annual Meeting. Any shareholder giving a proxy may revoke it at any time before it is voted at the Annual Meeting by delivering to the Secretary of the Corporation a written notice of revocation or duly executed proxy bearing a later date or by appearing at the Annual Meeting and revoking his or her proxy and voting in person.

      No action may be taken on any matter to be acted upon at the meeting unless a quorum is present with respect to that matter. For each matter to be acted upon at the meeting, a quorum consists of a majority of the votes entitled to be cast by all shares of Common Stock outstanding on the record date for the meeting. The election of directors shall be determined by a plurality of the votes cast. Each of the proposals described in Items 2, 3 and 4 below will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal.

      An automated system administered by the Corporation’s transfer agent tabulates the votes. Pursuant to the Indiana Business Corporation Law and the By-laws of the Corporation, shares held by persons who abstain from voting on a proposal will be counted in determining whether a quorum is present, but will not be counted as voting either for or against such proposal. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present (for quorum purposes) or entitled to vote with respect to that matter, even though such shares will be considered present for purposes of determining a quorum and voting on other proposals.

ITEM NO. 1

ELECTION OF DIRECTORS

      Seven directors are to be elected at the Annual Meeting to serve until the next Annual Meeting of Shareholders and until their respective successors are elected. Except where authority to vote for directors has been withheld, it is intended that the proxies received pursuant to this solicitation will be voted FOR the nominees named below. If for any reason any nominee shall not be available for election, such proxies will be voted in favor of the remainder of those named and may be voted for substitute nominees in place of those who decline to be candidates. Management, however, has no reason to expect that any of the nominees will be unavailable for election.

      The election of directors shall be determined by a plurality of the votes cast.

      Four of the nominees (E. Val Cerutti, Mario J. Gabelli, Avrum Gray and Ralph R. Papitto) have served as directors of Lynch Corporation since before the last Annual Meeting of Shareholders; two of the nominees (Raymond H. Keller and Richard E. McGrail) were appointed as directors on October 15, 2001 to fill the vacancies created by the resignations of Anthony T. Castor, III and Robert E. Dolan on August 17, 2001; and the seventh nominee (Anthony R. Pustorino) became a Director on February 21, 2002 when the Board of Directors enlarged its number from six to seven and appointed him to fill the new seat. The By-laws of the Corporation provide that the Board of Directors shall consist of no less than five and no more than thirteen members and that any vacancies on the Board of Directors for whatever cause arising, including newly created directorships, may be filled by the remaining directors until the next meeting of shareholders. Biographical summaries and ages as of April 1, 2002 of the nominees are set forth below. Data with respect to the number of shares of the Common Stock beneficially owned by each of them appears on pages 6 and 7 of this Proxy Statement. All such information has been furnished to the Corporation by the nominees.

      The Board of Directors recommends a vote FOR the election of its Nominees FOR Directors for terms to expire at the 2003 Annual Meeting of the Stockholders.

		Served as	Business Experience And Principal Occupation For Last
		Director	5 Years; and Directorships in Public Corporations
Name	Age	From	and Investment Companies

E. Val Cerutti	62	1990	Business Consultant (since 1992); President and Chief Operating Officer (1975-1992) of Stella D’oro Biscuit Co., Inc., producer of bakery products; Director of Spinnaker Industries, Inc.; current Director or Trustee of four registered investment companies included within the Gabelli Funds Mutual Fund Complex; Director of Approach, Inc., a private company providing computer consulting services (since 1999); former Chairman of Board of Trustees of Fordham Preparatory School.

Mario J. Gabelli	59	1986	Chairman (1986 to August 2001) and Chief Executive Officer (1986 to January 2000; and April 2001 to August 2001) and Vice Chairman (since August 2001) of the Corporation; Chairman, Chief Executive Officer and a Director of Lynch Interactive Corporation (since September 1999); Chairman and Chief Executive Officer of Gabelli Group Capital Partners (since 1980), a private Corporation which makes investments for its own account; Chairman and Chief Executive Officer of Gabelli Asset Management Inc. (since 1999), a NYSE listed holding corporation for subsidiaries engaged in various aspects of the securities business; Director/Trustee and/or President of all registered investment companies managed by Gabelli Funds, LLC (since 1986); Governor of the American Stock Exchange; Overseer of Columbia University Graduate School of Business; Trustee of Fairfield University, Roger Williams University, Winston Churchill Foundation and E.L. Wigend Foundation; Director of The National Italian American Foundation and The American-Italian Cancer Foundation; Chairman, Patron’s Committee of Immaculate Conception School; and former trustee of Fordham Preparatory School.

		Served as	Business Experience And Principal Occupation For Last
		Director	5 Years; and Directorships in Public Corporations
Name	Age	From	and Investment Companies

Avrum Gray	66	1999	Chairman and Chief Executive Officer of G-Bar Limited Partnership and affiliates (1982 to present), proprietary computer based derivative arbitrage trading companies; Gray Capital Corp., and ACI I (1958-1998); Chairman of the Board, Lynch Systems, Inc., (1997 through 2001); Director of Nashua Corp., a NYSE listed manufacturer of paper products and labels (2001 to present); Current member of Illinois Institute of Technology Financial Markets and Trading Advisory Board; Former member of Illinois Institute of Technology Board of Overseers MBA Program; Former Chairman of Chicago Presidents Organization; Former Chairman of the Board of Trustees of Spertus College; Former Presidential Appointee to the U.S. Dept. of Commerce ISAC 16.

Raymond H. Keller	64	2001	Chief Financial Officer, Vice President and Secretary (since October 2001) of the Corporation; Chief Financial Officer of Avtek Inc., a private holding company co-owned by Mario J. Gabelli and Ralph R. Papitto (since 2000); Director and Chief Financial Officer of AFC Cable Systems, Inc., a NASDAQ listed manufacturer and supplier of electrical distribution products (1989 to 2000); Trustee of Roger Williams University; Prior financial management experience with Microdot, Inc.

Richard E. McGrail	47	2001	President and Chief Operating Officer (since October 2001) of the Corporation; President of Avtek Inc., a private holding company co-owned by Mario J. Gabelli and Ralph R. Papitto (since 2001); Division President of AFC Cable Systems, Inc., a NASDAQ listed manufacturer and supplier of electrical distribution products (1993 to 2001); Prior general and marketing management experience with Digital Equipment Corporation (DEC).

Ralph R. Papitto	75	1995	Chairman and Chief Executive Officer (since August 2001) of the Corporation; Chief Executive Officer of Avtek Inc., a private holding company co-owned by Mario J. Gabelli and Ralph R. Papitto (since 2000); Chairman and Chief Executive Officer of AFC Cable Systems, Inc., a NASDAQ listed manufacturer and supplier of electrical distribution products (1990-1999); Founder, Chairman and Chief Executive Officer of Nortek, Inc., a NYSE listed manufacturer of construction products (1967-1990); Director of Lynch Interactive Corporation (since 1999); Spinnaker Industries, Inc.; AFC Cable Systems, Inc.; and Global Sports & Gaming.Com; Chairman of the Board of Trustees of Roger Williams University.

		Served as	Business Experience And Principal Occupation For Last
		Director	5 Years; and Directorships in Public Corporations
Name	Age	From	and Investment Companies

Anthony R. Pustorino, CPA	76		Professor Emeritus, Pace University (2001 to present), Professor of Accounting, Pace University (1965 to 2001), and former Assistant Chairman, Accounting Department at Pace University; President and Shareholder of Pustorino, Puglisi & Co., P.C., CPAs (1961 to 1989); Instructor, Fordham University (1961-1965); Assistant Controller, Olivetti-Underwood Corporation (1957-1961); CPA with Peat, Marwick, Mitchell & Co., CPAs (1953-1957); former Chairman, Board of Directors of New York State Board for Public Accountancy; former Chairman, CPA Examination Review Board of National Association of State Boards of Accountancy; former Member of Council of American Institute of Certified Public Accountants; former Vice President, Treasurer, Director and member of Executive Committee of New York State Society of Certified Public Accountants; current Director or Trustee of eleven registered investment companies included within the Gabelli Funds Mutual Fund Complex.

OPERATION OF BOARD OF DIRECTORS AND COMMITTEES

      There were five meetings of the Board of Directors during 2001, and the Board acted three times by unanimous written consent.

      The Board of Directors has established three standing committees, the principal duties of which are described below:

Audit Committee: Recommends to the Board of Directors the appointment of independent auditors; reviews the independence of the independent auditors; reviews with management and the independent auditors the annual financial statements prior to their filing with the Securities and Exchange Commission; reviews the report by the independent auditors concerning management procedures and policies; and determines whether the independent auditors have received satisfactory access to the Corporation’s financial records and full cooperation of corporate personnel in connection with their audit of the Corporation’s records. The Audit Committee met four times during 2001. The present members are Messrs. Pustorino, Cerutti and Gray, with Mr. Pustorino serving as Chairman. See the Report of the Audit Committee on pages 21 through 22. Attached as Exhibit A hereto is the Charter of the Audit Committee.

Executive Compensation and Benefits Committee: Develops and makes recommendations to the Board of Directors with respect to the Corporation’s executive compensation policies; recommends to the Board of Directors the compensation to be paid to executive officers; administers the Lynch Corporation Bonus Plan, as summarized on page 11 of this Proxy Statement; and performs such other duties as may be assigned to it by the Board of Directors. The Executive Compensation and Benefits Committee met once during 2001. The present members are Messrs. Gabelli (Chairman), Cerutti and Papitto.

Executive Committee: Exercises all the power and authority of the Board of Directors, except as otherwise provided by Delaware law or by the By-laws of the Corporation, in the management and affairs of the Corporation during intervals between meetings of the Board of Directors. The Executive Committee did not meet during 2001. The present members are Messrs. Papitto (Chairman), Cerutti and Gabelli.

      The Corporation does not have a nominating committee. Nominations for directors and officers of the Corporation are matters considered by the entire Board of Directors.

COMPENSATION OF DIRECTORS

      In 2001, Directors who were not employees received (i) a cash retainer of $2,000 per quarter and (ii) a fee of $1,000 for each Board meeting and each committee meeting attended in person or telephonically that had a duration of at least one hour. In addition, a non-employee Director who served as a committee chairman received an additional $1,000 annual cash retainer. Commencing in 2002, Directors who are not employees receive (i) a cash retainer of $3,000 per quarter, (ii) a fee of $1,000 for each meeting of the Board of Directors attended in person or telephonically that has a duration of at least one hour and (iii) a fee of $500 for each committee meeting the director attends in person or telephonically that has a duration of at least one hour. In addition, a non-employee director serving as a committee chairman receives an additional $1,000 annual cash retainer.

      A director who is an employee of the Corporation is not compensated for services as a member of the Board of Directors or any committee thereof. In addition, the Corporation purchases accidental death and dismemberment insurance coverage for each member of the Board of Directors and maintains a liability insurance policy which provides for indemnification of each Director (and officer) against certain liabilities which each may incur in his capacity as such.

      During 2001 Mr. Cerutti also served as a member of the Boards of Directors of the Corporation’s subsidiaries Spinnaker Industries, Inc., Lynch Systems, Inc. and M-tron Industries, Inc. and received $38,000 in 2001 for such services. Mr. Gray also served as Chairman of the Board of Lynch Systems, Inc. and received $59,000 in 2001 for such service. Mr. Papitto also served as a member of the Board of Directors of Spinnaker Industries, Inc. and received $18,000 in 2001 for such service.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth, as of March 15, 2002, certain information with respect to all persons each known to the Corporation to own beneficially more than 5% of the Common Stock of the Corporation, which is the only class of voting stock of the Corporation outstanding. The table also sets forth information with respect to the Corporation’s Common Stock beneficially owned by the directors, by each of the executive officers named in the Summary Compensation Table on page 8 of this Proxy Statement, and by all directors and executive officers as a group. The number of shares beneficially owned is determined under rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares to which a person has the sole or shared voting or investment power or any shares which the person can acquire within 60 days (e.g., through exercise of stock options or conversions of securities). Except as otherwise indicated, the shareholders listed in the table have sole voting and investment powers with respect to the Common Stock set forth in the table. The following information is either reflected in Schedule 13Ds and 13Gs or Form 3s, Form 4s and Form 5s that have been filed with the Securities and Exchange Commission or which has otherwise been furnished to the Corporation.

	Amount and
	Nature of
Name of	Beneficial		Percent
Beneficial Owner*	Ownership		of Class

Dimensional Fund Advisors, Inc.	78,700	(1)	5.25%
Mario J. Gabelli	442,694	(2)	29.55%
E. Val Cerutti	3,000	(3)	**
Avrum Gray	8,900	(4)	**
Louis A. Guzzetti	0		**
Ralph R. Papitto	952	(5)	**
Richard E. McGrail	0	(5)	**
Raymond H. Keller	0	(5)	**
Roger J. Dexter	40	(6)	**
George E. Fuehrer	0		**
Anthony R. Pustorino	0		**
All Directors and Executive Officers as a group (10 in total)	455,586		30.42%

*	The address of each holder of more than 5% of the Common Stock is as follows: Dimensional Fund Advisors — 1299 Ocean Avenue, Santa Monica, CA 90401, and Mr. Gabelli — Corporate Center at Rye, Rye, NY 10580.

**	Represents holdings of less than one percent.

(1)	Because of its investment and/or voting power over shares of Common Stock of the Corporation held in the accounts of its investment advisory clients, Dimensional Fund Advisors, Inc., an investment adviser (“Dimensional”), is deemed to be the beneficial owner of 78,700 shares. Dimensional disclaims beneficial ownership of all such shares.

(2)	Includes (i) 371,694 shares of Common Stock owned directly by Mr. Gabelli (including 8,380 held for the benefit of Mr. Gabelli under the Corporation’s 401(k) Savings Plan), (ii) 1,000 shares owned by a charitable foundation of which Mr. Gabelli is a trustee and (iii) 70,000 shares owned by a limited partnership in which Mr. Gabelli is the general partner and has an approximate 6% interest. Mr. Gabelli disclaims beneficial ownership of the shares owned by the foundation and by the partnership, except for his 6% interest therein.

(3)	500 shares are jointly owned with his wife, with whom he shares voting and investment power.

(4)	Includes 3,400 shares owned by Mr. Gray, 500 shares owned by a partnership of which Mr. Gray is the general partner, 1,600 shares owned by a partnership of which Mr. Gray is one of the general partners, 1,400 shares owned by Mr. Gray’s wife and 2,000 shares owned by a partnership of which Mr. Gray’s wife is one of the general partners.

(5)	Does not include any shares underlying the stock options granted to Messrs. Papitto, McGrail and Keller which were granted subject to shareholder approval and which are being submitted to the shareholders for their approval at the Annual Meeting.

(6)	Held for the benefit of Mr. Dexter under the Corporation’s 401(k) Savings Plan.

      The Corporation (through its wholly-owned subsidiary Lynch Systems, Inc.) currently owns 1,829,063 shares of the Class A Common Stock and 1,237,203 shares of the Common Stock of Spinnaker Industries, Inc. (“Spinnaker”), a public Corporation which commenced voluntary proceedings under Chapter 11 of the United States Bankruptcy Code on November 13, 2001, whose shares were de-listed from the American Stock Exchange effective December 28, 2001 and whose registration and periodic reporting obligations under the Securities Exchange Act of 1934 were terminated and suspended on January 9, 2002. The Corporation’s current combined holdings in Spinnaker represent 41.8% and 49.5% of the equity and voting power of Spinnaker, respectively. Mr. Gabelli may be deemed to be the beneficial owner of the Corporation’s holdings in Spinnaker by virtue of his ownership of approximately 30% of the shares of Common Stock of the Corporation. Mr. Gabelli, however, specifically disclaims beneficial ownership of all shares of Spinnaker stock held by the Corporation.

      Prior to September 30, 2001, the Corporation (through its wholly-owned subsidiary Lynch Systems, Inc.) owned 48% and 60%, respectively, of the equity and voting power of Spinnaker. On September 26, 2001, the Corporation caused Lynch Systems, Inc. to make a charitable disposition of 430,000 shares of Spinnaker’s Class A Common Stock. As a result of that transaction, the Corporation’s equity interest and voting power in Spinnaker were reduced to their current level of 41.8% and 49.5%, respectively.

EXECUTIVE COMPENSATION

      The following table sets forth the compensation received in the Corporation’s last three completed fiscal years by the Corporation’s “named executive officers” as defined in Item 402(a)(3) of Regulation S-K.

Summary Compensation Table

					Long Term
					Compensation Awards
		Annual Compensation
					Stock
				Other Annual	Underlying		All Other
		Salary	Bonus	Compensation	Options	Payments	Compensation
Name and Principal Position	Year	($)	($)(1)	($)(2)	(#)(3)	($)(4)	($)(5)

Mario J. Gabelli	2001	100,000	0	0	—	—	0
Chief Executive Officer	2000	150,000	0	0	—	—	0
Chairman of the Board (6)	1999	500,000	0	0	—	483,039	0

Louis A. Guzzetti, Jr.	2001	250,000	0	3,667	—	—	1,548
President & Chief Executive	2000	240,545	0	0	—	—	0
Officer(6)(7)

Ralph R. Papitto	2001	40,000	0	37,333	180,000	—	0
Chairman of the Board
Chief Executive Officer(8)

Raymond H. Keller	2001	18,800	0	0	24,000	—	0
Vice President &
Chief Financial Officer & Secretary(9)

Richard E. McGrail	2001	22,500	0	0	24,000	—	0
President & Chief Operating Officer (9)

Roger J. Dexter	2001	116,846	0	0			200
Chief Financial Officer(10)	2000	96,847	0	0			0

George E. Fuehrer	2001	180,000	0	0			1,115
Vice President, Business	2000	172,776	0	0			0
Development(11)

(1)	Bonuses earned in any fiscal year are generally paid during the following fiscal year.

(2)	For Mr. Guzzetti, includes non-employee directors fees of $3,667 paid in 2001. For Mr. Papitto, includes non-employee directors fees of $37,333 paid in 2001.

(3)	Represents shares of Common Stock of Lynch Corporation underlying stock options granted to Messrs. Papitto, McGrail and Keller during 2001 which were granted subject to shareholder approval and which are being submitted to the shareholders for their approval at the Annual Meeting.

(4)	Represents payments by Lynch Corporation under the Phantom Stock Plan of Lynch Corporation and Lynch Interactive Corporation in 2000 based upon December 31, 1999 stock values. Does not include $1,868,998 paid by Lynch Interactive Corporation in 2000 based upon December 31, 1999 stock values to Mr. Gabelli. The Phantom Stock Plan was terminated by the Board of Directors of the Corporation effective as of December 31, 1999. On September 1, 1999, the Corporation spun off Lynch Interactive Corporation.

(5)	The compensation reported for Mr. Dexter represents employer matching contributions made to the Lynch Corporation 401(k) Savings Plan. The compensation reported for Mr. Guzzetti and Mr. Fuehrer represents employer matching contributions made to the 401(k) Plan of Spinnaker Industries, Inc. The amount of other perquisites did not exceed the lesser of $50,000 or 10% of salary and bonus reported for each executive officer.

(6)	Mr. Gabelli resigned as Chief Executive Officer of the Corporation in January 2000 upon the appointment of Louis A. Guzzetti, Jr. as President and Chief Executive Officer. When Mr. Guzzetti resigned as Chief Executive Officer on March 31, 2001, Mr. Gabelli was reappointed as Chief Executive Officer and Chairman of the Board of Directors and served in those positions until August 17, 2001 when Mr. Papitto became Chief Executive Officer and Chairman of the Board of Directors. Since August 17, 2001 Mr. Gabelli has served as Vice Chairman of the Board of Directors.

(7)	Mr. Guzzetti resigned as Chief Executive Officer on March 31, 2001, at which time he became an employee of Spinnaker Industries, Inc., a subsidiary of the Corporation.

(8)	Mr. Papitto was appointed Chief Executive Officer and Chairman of the Board of Directors on August 17, 2001.

(9)	On October 15, 2001 Mr. Keller was appointed Chief Financial Officer, Vice President and Secretary of the Corporation and Mr. McGrail was appointed President and Chief Operating Officer of the Corporation.

(10)	Mr. Dexter resigned as Chief Financial Officer on August 17, 2001.

(11)	Mr. Fuehrer resigned as Vice President, Business Development on March 31, 2001, at which time he became an employee of Spinnaker Industries, Inc., a subsidiary of the Corporation.

OPTION GRANTS IN LAST FISCAL YEAR

      The following table provides information regarding stock options granted to named executive officers in 2001:

	Individual Grants

		Percent of
	Number of	Total			Potential Realizable Value
	Securities	Options			at Assumed Annual Rates of
	Underlying	Granted to			Stock Price Appreciation for
	Options	Employees	Exercise		Option Term
	Granted	in Fiscal	Price	Expiration
Name(a)	(#)(b)	Year(c)	($/Sh)(d)	Date(e)	5%($)(f)	10%($)(g)

Mario J. Gabelli	0	0
Louis A. Guzzetti	0	0
Ralph R. Papitto(1)(3)	180,000	78.94%	17.50	12/10/11	1,981,035	5,020,470
Raymond H. Keller(2)(3)	24,000	10.53%	17.50	12/10/06	116,040	256,410
Richard E. McGrail(2)(3)	24,000	10.53%	17.50	12/10/06	116,040	256,410
Roger J. Dexter	0	0
George E. Fuehrer	0	0

(1)	Mr. Papitto’s option is immediately exercisable for any or all of the shares covered thereby until the expiration date, which is the earlier of December 10, 2011 or five years after he ceases to serve as Chief Executive Officer.

(2)	Each of Mr. Keller’s and Mr. McGrail’s options vest and become exercisable at the rate of 2,000 shares at the end of each fiscal quarter commencing March 31, 2002. Both of these options expire December 10, 2006.

(3)	All options were granted pursuant to the Corporation’s 2001 Equity Incentive Plan adopted by the Board of Directors on December 10, 2001. The 2001 Equity Incentive Plan and the options granted thereunder are subject to shareholder approval and are being submitted to the shareholders for their approval at the Annual Meeting. See Item Nos. 2 and 3 below.

AGGREGATED OPTIONS/ SAR EXERCISES IN LAST FISCAL YEAR AND

FY-END OPTION/ SAR VALUES

      The following table presents information regarding the exercise of stock options during 2001 by the named executive officers and the fiscal year-end value of their unexercised options:

			Number of Securities
	Shares		Underlying Unexercised	Value of Unexercised In-
	Acquired On	Value	Options/SARs At Fiscal	The-Money Options/SARs
	Exercise	Realized	Year-End(#)	At Fiscal Year-End($)
Name(a)	(#)(b)	($)(c)	Exercisable/Unexercisable(d)	Exercisable/Unexercisable(e)

Mario J. Gabelli	0	0	None/None
Louis A. Guzzetti	0	0	None/None
Ralph R. Papitto	0	0	180,000/0	90,000/0
Raymond H. Keller	0	0	2,000/22,000	1,000/11,000
Richard E. McGrail	0	0	2,000/22,000	1,000/11,000
Roger J. Dexter	0	0	None/None
George E. Fuehrer	0	0	None/None

      Although the options shown to be exercisable in the table above are, by their vesting schedules, exercisable at year end, they may not be exercised unless and until approved by the shareholders of the Corporation at the Annual Meeting.

EXECUTIVE COMPENSATION AND BENEFITS COMMITTEE REPORT

ON EXECUTIVE COMPENSATION

Overview and Philosophy

      The Executive Compensation and Benefits Committee (the “Committee”) of the Board of Directors is responsible for developing and making recommendations to the Board of Directors with respect to the Corporation’s executive compensation policies and administering the various executive compensation plans. In addition, the Committee recommends to the Board of Directors the annual compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Corporation, as well as to other key employees. The composition of the Committee is described below.

      The objectives of the Corporation’s executive compensation program are to:

•	Support the achievement of desired Corporation performance.

•	Provide compensation that will attract and retain superior talent and reward performance.

•	Ensure that there is appropriate linkage between executive compensation and the enhancement of shareholder value.

•	Evaluate the effectiveness of the Corporation’s incentives for key executives.

      The executive compensation program is designed to provide an overall level of compensation opportunity that is competitive with companies of comparable size, capitalization and complexity. Actual compensation levels, however, may be greater or less than average competitive levels based upon annual and long-term Corporation performance, as well as individual performance. The Committee uses its discretion to recommend executive compensation at levels warranted in its judgment by corporate and individual performance.

Executive Officer Compensation Program

      The Corporation’s executive officer compensation program is comprised of base salary, cash bonus compensation, 401(k) Savings Plan, and other benefits generally available to employees of the Corporation.

Base Salary

      Base salary levels for the Corporation’s executive officers are intended to be competitive. In recommending salaries the Committee also takes into account individual experience and performance and specific issues relating to the Corporation. A summary of the compensation awarded to the Chief Executive Officer and the other executive officers is set forth in the “Summary Compensation Table” on page 8 of this Proxy Statement. Initial salaries for the Corporation’s executive officers were based upon a variety of judgmental factors, including their respective proposed responsibilities with the Corporation, their background and experience, and the size and nature of the Corporation’s business.

Bonus Plan

      The Corporation has in place a bonus plan that is based on an objective measure of corporate performance and on subjective evaluation of individual performance for its executive officers (other than any executive officer covered by the Principal Executive Bonus Plan discussed below) and other key personnel. In general, the plan provides for an annual bonus pool equal to 20% of the excess of (i) the consolidated pre-tax profits of the Corporation for a calendar year less (ii) 25% of the Corporation’s average shareholders equity at the beginning of such year. Shareholders’ equity is the average of shareholders equity at the beginning of the period and at the beginning of the two preceding years. The bonus pool would also be reduced by amounts paid pursuant to the Principal Executive Bonus Plan. See next paragraph below. The Executive Compensation and Benefits Committee in its discretion may take into consideration other factors and circumstances in determining the amount of the bonus pool and awarding bonuses such as progress toward achievement of strategic goals and qualitative aspects of management performance. The breakdown of the bonus pool is not based upon a formula but upon judgmental factors. No bonuses were earned by or paid to executive officers of the Corporation in 2001.

      In 2001, Mr. Gabelli was the sole participant in the Principal Executive Bonus Plan of Lynch Corporation adopted by the Board of Directors and initially approved by shareholders in 1997 and amended in 2000. The Principal Executive Bonus Plan is similar to the regular Bonus Plan, except that it (i) specifies a Maximum Annual Bonus (as defined therein) which is based on a maximum percentage (80%) of a specified bonus pool and (ii) removes the discretion of the Committee to award annual bonuses above the established Maximum Annual Bonus. The Plan is designed to satisfy an exemption from Section 162(m) of the Internal Revenue Code, which denies a deduction by an employer for certain compensation in excess of $1 million per year. No bonus was earned by or paid to Mr. Gabelli for 1999, 2000 or 2001 under the Principal Executive Bonus Plan.

      A summary of bonuses awarded to the Chief Executive Officer and certain other executive officers is set forth in the “Summary Compensation Table” on page 8 of this Proxy Statement.

Lynch Corporation 401(k) Savings Plan

      All employees of the Corporation and certain of its subsidiaries are eligible to participate in the Lynch Corporation 401(k) Savings Plan, after having completed one year of service (as defined in the Plan) and having reached the age of 18.

      The 401(k) Plan permits employees to make contributions by deferring a portion of their compensation. Participating employees also share in contributions made by their respective employers. The annual mandatory employer contribution to each participant’s account is equal to 25% of the first $800 of the participant’s contribution. In addition, the employer may make a discretionary contribution of up to 75% of the first $800 of the participant’s contribution. A participant’s interest in both employee and employer contributions and earnings thereupon are fully vested at all times. Employee and employer contributions are invested in guaranteed investment contracts, certain mutual funds or Common Stock of the Corporation, as determined by the participants.

Benefits

      The Corporation provides medical, life insurance and disability benefits to the executive officers that are generally available to Corporation employees.

Compensation to Chief Executive Officer and Other Executive Officers

      Mr. Gabelli, who was Chief Executive Officer of the Corporation from 1986 to January 2000, received a salary of $500,000 per year for the years 1996 through 1999 (including payments from Lynch Interactive Corporation from September 1, 1999 through December 31, 1999) and no annual bonus. For 2000, the Committee recommended a salary of $150,000 in light of the Lynch Interactive Spin Off and Mr. Guzzetti being hired as President and Chief Executive Officer. Mr. Guzzetti became President and Chief Executive Officer of the Corporation in January 2000 at a salary of $250,000 per year with the understanding that he was not to participate in the bonus pool or any other incentive compensation. However, it was understood that Mr. Guzzetti would be free to pursue on his own behalf independent acquisition opportunities. The Committee considered those arrangements to be appropriate at the time considering the nature and size of the Corporation’s business, the responsibilities to be assumed by Mr. Guzzetti and his background and experience.

      When Mr. Guzzetti resigned as Chief Executive Officer on March 31, 2001, Mr. Gabelli agreed to be reappointed as Chief Executive Officer on an interim basis until a new Chief Executive Officer was appointed. Mr. Gabelli served as interim CEO until August 17, 2001 when Mr. Papitto was appointed Chief Executive Officer. For his service as Chairman (through March 31, 2001) and as Chairman and Chief Executive Officer (from April 1 through August 17, 2001), Mr. Gabelli received $100,000 in salary.

      At a meeting of the entire Board of Directors on August 17, 2001, based upon the recommendation of Mr. Gabelli, the Board unanimously appointed Mr. Papitto as Chief Executive Officer and Chairman of the Board of Directors. The Board also authorized the Corporation to enter into an agreement with Mr. Papitto pursuant to which: (a) subject to shareholder approval, the Corporation agreed to grant Mr. Papitto an option to purchase 374,471 shares of the Corporation’s Common Stock (or 20% of the Corporation’s issued and outstanding Common Stock on a fully diluted basis) at an exercise price of $30 per share (being the then fair market value of the Common Stock), and (b) the Corporation agreed to call a shareholders meeting to obtain shareholder approval of the option. At the time of his appointment, the Board of Directors deferred any decision on fixing Mr. Papitto’s salary pending a review by the Executive Compensation and Benefits Committee. Subsequent thereto, before the option was accepted by Mr. Papitto or submitted to the shareholders for their approval, the Board of Directors and Mr. Papitto mutually determined that the option should not be granted or submitted to the shareholders for their approval and that Mr. Papitto’s compensation package should be established on a different basis. Accordingly, the above-described agreement was amended to terminate the Corporation’s obligation to grant the option which was intended to be granted to Mr. Papitto but which had not been accepted by Mr. Papitto or submitted to the shareholders for their approval.

      Thereafter, at a meeting of the entire Board of Directors on December 10, 2001, based upon the unanimous recommendation of the Executive Compensation and Benefits Committee (with Mr. Papitto abstaining), the Board of Directors unanimously: (a) authorized the payment of a salary to Mr. Papitto as Chief Executive Officer at the rate of $125,000 per annum for the period from August 17, 2001 to December 31, 2001 and at the rate of $250,000 per annum thereafter, and (b) authorized the Corporation, subject to shareholder approval, to grant to Mr. Papitto a stock option to purchase 180,000 shares of the Corporation’s Common Stock at an exercise price of $17.50 per share (being the then fair market value of the

Common Stock). At the same meeting, the Board also unanimously: (a) authorized the payment of a salary to each of Mr. McGrail as President and Chief Operating Officer and Mr. Keller as Chief Financial Officer at the rate of $50,000 per annum commencing January 1, 2002 and (b) authorized the Corporation, subject to shareholder approval, to grant to each of Mr. McGrail and Mr. Keller a stock option to purchase 24,000 shares of the Corporation’s Common Stock, also at an exercise price of $17.50 per share. The shareholders are being asked to approve the grant of these options at the Annual Meeting. See Item No. 3 below.

Mario J. Gabelli, Chairman of the
Executive Compensation and Benefits Committee
E. Val Cerutti (Member)
Ralph R. Papitto (Member)

Compensation Committee Interlocks and Insider Participation

      During the Corporation’s last completed fiscal year, the Executive Compensation and Benefits Committee initially consisted of Mr. Papitto (Chairman) and Mr. Cerutti. After Mr. Papitto was appointed Chairman of the Board and Chief Executive Officer of the Corporation on August 17, 2001, Mr. Papitto ceased to serve on the Committee; and on October 15, 2001 Mr. Gabelli (as Chairman) and Mr. McGrail joined Mr. Cerutti on the Committee. Subsequent thereto, Mr. McGrail resigned from the Committee and Mr. Papitto was reappointed to the Committee. Since December 10, 2001, the Committee has consisted of Mr. Gabelli (Chairman), Mr. Cerutti and Mr. Papitto. Mr. Papitto has been Chief Executive Officer of the Corporation since August 17, 2001 and Mr. McGrail has been President and Chief Operating Officer since October 15, 2001.

PERFORMANCE GRAPH

      The graph below compares the cumulative total shareholder return on the Common Stock of the Corporation for the last five fiscal years ended December 31, 2001 with the cumulative total return over the same period (i) on the broad market, as measured by the American Stock Exchange Market Value Index, and (ii) on a peer group, as measured by a composite index based on the total returns earned on the stock of the publicly traded companies included in the Media General Financial Services database under the three Standard Industrial Classification (SIC) codes within which the Corporation conducts the bulk of its business operations: SIC Code 355, Special Industry Machinery; SIC Code 367, Electronic Components Accessories; and SIC Code 267, Converted Paper and Paperboard Products, except Boxes. The data presented in the graph assumes that $100 was invested in the Corporation’s Common Stock and in each of the indexes on December 31, 1996 and that all dividends were reinvested.

      SIC Code 267 is included in the Corporation’s peer group because it represents the industry served by one of the Corporation’s subsidiaries, Spinnaker Industries, Inc. (“Spinnaker”). Prior to September 30, 2001, the Corporation (through its wholly-owned subsidiary Lynch Systems, Inc.) owned 48% and 60%, respectively, of the equity and voting power of Spinnaker. On September 26, 2001, the Corporation caused Lynch Systems, Inc. to make a charitable disposition of 430,000 shares of Spinnaker’s Class A Common Stock. As a result of that transaction, the Corporation’s equity interest and voting power in Spinnaker were reduced to their current level of 41.8% and 49.5%, respectively.

      Also presented in the graph is a peer group trend line representing total returns for a former peer group which utilized SIC Code 4813, Telephone Communications except Radio Telephones and SIC Code 4213, Trucking, except Local instead of SIC Code 367 and SIC Code 355. The Corporation made the switch because its Telephone Communications and Trucking operations were spun off in September 1999.

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN

AMONG LYNCH CORPORATION,
AMEX MARKET INDEX AND PEER GROUP INDEX

	1996	1997	1998	1999	2000	2001

Lynch Corporation	$100.00	$117.73	$100.00	$36.61	$60.99	$25.53

Old Peer Group	$100.00	$125.59	$142.41	$187.07	$148.24	$145.34

Amex Market Index	$100.00	$120.33	$118.69	$147.98	$146.16	$139.43

New Peer Group	$100.00	$111.61	$124.30	$260.18	$198.74	$186.22

ASSUMES $100 INVESTED ON JANUARY 1, 1997

ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING DECEMBER 31, 2001

     On September 1 1999, the Corporation spun off Lynch Interactive Corporation which owned the multimedia and services businesses previously owned by the Corporation. As a result, the returns for the pre and post Spin Off periods are not comparable. On September 1, 1999, the Corporation’s stock traded without giving effect to the Spin Off and closed at $87. On September 2, 1999, giving effect to the Spin Off, the Corporation’s stock closed at $33 and Lynch Interactive’s stock closed at $28 (after giving effect to a 2-for-1 stock split on September 12, 2000). On December 31, 1999, the Corporation’s stock closed at $25 13/16 and Lynch Interactive’s stock closed at $49 15/16 (after giving effect to a 2-for-1 stock split on Stepember 12, 2000).

ITEM NO. 2

APPROVAL OF 2001 EQUITY INCENTIVE PLAN

      On December 10, 2001, the Board of Directors approved, subject to stockholder approval, the 2001 Equity Incentive Plan (the “Plan”), and the issuance of 300,000 shares of Common Stock pursuant to awards thereunder.

      The purpose of the Plan is to advance the interests of the Corporation and its subsidiaries by enhancing their ability to attract and retain employees and other persons or entities who are in a position to make significant contributions to the success of the Corporation and its subsidiaries, and to reward participants for such contributions, through ownership of shares of Common Stock (the “Stock”) of the Corporation and cash incentives. The Plan is intended to accomplish these goals by enabling the Corporation to grant awards in the form of options, stock appreciation rights, restricted stock, unrestricted stock or deferred stock, or performance awards, or combinations thereof, all as more fully described below.

General

      The Plan will be administered by the Corporation’s Executive Compensation and Benefits Committee (the “Committee”). Under the Plan, the Committee may grant stock options, stock appreciation rights, restricted stock, unrestricted stock, deferred stock, and performance awards (in cash or stock), or combinations thereof, and may waive the terms and conditions of any award. A total of 300,000 shares of Stock are reserved for issuance under the Plan. Employees of the Corporation and its subsidiaries and other persons or entities who are in a position to make a significant contribution to the success of the Corporation are eligible to receive awards under the Plan.

      Section 162(m) of the Internal Revenue Code of 1986 (the “Code”) places annual limitations on the deductibility by public companies of compensation in excess of $1,000,000 paid to each of the chief executive officer and the other four most highly compensated officers, unless, among other things, the compensation is performance-based. For compensation attributable to stock options and stock appreciation rights to qualify as performance-based, the plan under which they are granted must state a maximum number of shares with respect to which options and rights may be granted to an individual during a specified period and must be approved by the Corporation’s stockholders. To comply with these requirements, the Plan provides that the maximum number of shares as to which awards may be granted to any participant in any one calendar year is 200,000, and the Plan is being submitted for stockholder approval.

      Stock Options. The exercise price of an incentive stock option (“ISO”) granted under the Plan or an option intended to qualify as performance-based compensation under Section 162(m) of the Code shall not be less than 100% of the fair market value of the Stock at the time of grant. The exercise price of a non-ISO granted under the Plan is determined by the Committee. Options granted under the Plan will expire and terminate 10 years from the date of grant. The exercise price may be paid in cash or by check, bank draft or money order payable to the order of the Corporation. Subject to certain additional limitations, the Committee may also permit the exercise price to be paid by tendering shares of Stock, by delivery to the Corporation of an undertaking by a broker to deliver promptly sufficient funds to pay the exercise price, or a combination of the foregoing.

      Stock Appreciation Rights (SARs). Stock appreciation rights (“SARs”) may be granted either alone or in tandem with stock option grants. Each SAR entitles the holder on exercise to receive an amount in cash or Stock or a combination thereof (such form to be determined by the Committee) determined in whole or in part by reference to appreciation in the fair market value of a share of Stock. SARs may be based solely on appreciation in the fair market value of Stock or on a comparison of such appreciation with some other measure of market growth. The date as of which such appreciation or other measure is determined shall be the exercise date unless another date is specified by the Committee. If an SAR is granted in tandem with an option, the SAR will be exercisable only to the extent the option is exercisable. To the extent the option is exercised, the accompanying SAR will cease to be exercisable, and vice versa.

      Stock Awards; Deferred Stock. The Plan provides for awards of nontransferable shares of restricted Stock subject to forfeiture (“Restricted Stock”), as well as unrestricted shares of Stock. Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable period and the satisfaction of any other conditions or restrictions established by the Committee. Except as the Committee may otherwise determine, if a participant dies or ceases to be an employee or ceases to continue the consulting or other similar relationship engaged in by such participant with the Corporation for any reason during the restricted period, the Corporation may purchase the shares of Restricted Stock subject to certain restrictions and conditions. Other awards under the Plan may also be settled with Restricted Stock. The Plan also provides for deferred grants entitling the recipient to receive shares of Stock in the future at such times and on such conditions as the Committee may specify.

      Performance Awards. The Plan provides for performance awards entitling the recipient to receive cash or Stock following the attainment of performance goals determined by the Committee. Performance conditions and provisions for deferred stock may also be attached to other awards under the Plan. In the case of any performance award intended to qualify for the performance-based remuneration exception described in Section 162(m) of the Code (an “Exempt Award”), the Committee will in writing pre-establish specific performance goals that are based upon any one or more operational, result or event-specific goals. The maximum Exempt Award payable to an individual in respect of any performance goal for any year cannot exceed $2,500,000. Payment of performance awards based upon a performance goal for calendar years 2008 and thereafter is conditioned upon re-approval by the stockholders of the Corporation no later than the first meeting of stockholders in 2007.

      Termination. Except as otherwise provided by the Committee, if a participant dies, options and SARs exercisable immediately prior to death may be exercised by the participant’s executor, administrator or transferee during a period of one year following such death (or for the remainder of their original term, if less). Options and SARs not exercisable at a participant’s death terminate. Outstanding awards of Restricted Stock must be transferred to the Corporation upon a participant’s death, and deferred stock grants, performance awards and supplemental awards to which a participant is not irrevocably entitled will be terminated unless otherwise provided. In the case of termination for reasons other than death, options and SARs remain exercisable, to the extent they were exercisable immediately prior to termination, for three months (or for the remainder of their original term, if less), shares of Restricted Stock must be sold to the Corporation, and other awards terminate, except as otherwise provided.

      In the case of certain mergers, consolidations or other transactions in which the Corporation is acquired or is liquidated, all outstanding awards will terminate. The Committee may, however, in its discretion cause unvested awards to vest or become exercisable, remove performance or other conditions on the exercise of or vested right to an award, or in certain circumstances provide for replacement awards.

      Amendment. The Committee may amend the Plan or any outstanding award at any time, provided that no such amendment will, without the approval of the stockholders of the Corporation, effectuate a change for which stockholder approval is required in order for the Plan to continue to qualify for the award of ISOs under Section 422 of the Code or for the award of performance-based compensation under Section 162(m) of the Code.

New Plan Benefit

      The future benefits or amounts that would be received under the Plan by the executive officers, the non-executive officer directors and the non-executive officer employees are discretionary and are therefore not determinable at this time. However, shareholders of the Corporation are being asked to approve the grant of options under the Plan to certain executive officers of the Corporation as specified in Item No. 3 below.

Federal Tax Effects

      The following discussion summarizes certain federal income tax consequences of the issuance and receipt of options under the Plan. The summary does not purport to cover federal employment tax or other federal tax consequences that may be associated with the Plan, nor does it cover state, local or non-U.S. taxes.

      Incentive Stock Options. In general, an optionee realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee. With certain exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the optionee (and a deduction to the Corporation) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which the Corporation is not entitled to a deduction. If the optionee does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which the Corporation is not entitled to a deduction.

      Nonstatutory (Non-ISO) Options. In general, in the case of a non-ISO, the optionee has no taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price. A corresponding deduction is available to the Corporation. Upon a subsequent sale or exchange of the shares, appreciation or depreciation after the date of exercise is treated as capital gain or loss for which the Corporation is not entitled to a deduction.

      In general, an ISO that is exercised more than three months after termination of employment (other than termination by reason of death) is treated as a non-ISO. ISOs are also treated as non-ISOs to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.

      Under the so-called “golden parachute” provisions of the Code, the vesting or accelerated exercisability of awards in connection with a change in control of the Corporation may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of awards under the Plan, may be subject to an additional 20% federal tax and may be nondeductible to the Corporation.

      The Board of Directors recommends a vote FOR the approval of the 2001 Equity Incentive Plan.

      Unless instructions are given to the contrary, it is the intention of the persons named as proxies to vote the shares to which the proxy is related FOR approval of the 2001 Equity Incentive Plan, authorizing the adoption of the plan by the Corporation, with 300,000 shares of Common Stock reserved for issuance under the terms of the plan.

      Approval of this Item No. 2 requires the affirmative vote of a majority of the shares of Common Stock of the Corporation voting on the proposal, excluding any abstentions. Mr. Gabelli intends to vote his personal shares, and shares beneficially owned by him, in favor of this Proposal.

ITEM NO. 3

GRANT OF OPTIONS TO CERTAIN EXECUTIVE OFFICERS

      On December 10, 2001, the board of Directors approved, subject to shareholder approval, the grant of non-incentive stock options under the Plan to certain executive officers of the Corporation as follows:

(1) The Chief Executive Officer and Chairman of the Board of Directors (Mr. Papitto) received a non-incentive stock option under the Plan to purchase 180,000 shares of the Corporation’s Common Stock (representing 10.43% of the Corporation’s total issued and outstanding shares of Common Stock on a fully diluted basis)at an exercise price equal to $17.50 per share. The option expires 10 years after the date of grant or 5 years after Mr. Papitto ceases to serve as Chief Executive Officer (whichever occurs first). The option is immediately 100% vested and may be exercised for all or any portion of the shares covered thereby at any time prior to the expiration thereof whether or not Mr. Papitto is then (at the time of exercise) serving as Chief Executive Officer of the Corporation except that, in the case of Mr. Papitto’s death, the option cannot be exercised more than one year after his death.

(2) The President and Chief Operating Officer (Mr. McGrail) received a non-incentive stock option under the Plan to purchase 24,000 shares of the Corporation’s Common Stock (representing 1.39% of the Corporation’s total issued and outstanding shares of Common Stock on a fully diluted basis) at an exercise price equal to $17.50 per share. The option expires 5 years after the date of grant and vests at the rate of 2,000 shares per quarter over a 3 year period commencing on the date of grant. The option may be exercised for all or any portion of the vested shares covered thereby at any time prior to the expiration thereof except that (i) in the case of the optionee’s termination of employment with the Corporation, the option cannot be exercised more than three months thereafter and (ii) in the case of the optionee’s death, the option cannot be exercised more than one year after his death.

(3) The Chief Financial Officer (Mr. Keller) received a non-incentive stock option under the Plan to purchase 24,000 shares of the Corporation’s Common Stock (representing 1.39% of the Corporation’s total issued and outstanding shares of Common Stock on a fully diluted basis) at an exercise price equal to $17.50 per share. The option expires 5 years after the date of grant and vests at the rate of 2,000 shares per quarter over a 3 year period commencing on the date of grant. The option may be exercised for all or any portion of the vested shares covered thereby at any time prior to the expiration thereof except that (i) in the case of the optionee’s termination of employment with the Corporation, the option cannot be exercised more than three months thereafter and (ii) in the case of the optionee’s death, the option cannot be exercised more than one year after his death.

      All other terms and conditions of the options are as described in the Plan.

      The high and low sales prices on the American Stock Exchange of the Corporation’s Common Stock on the date of grant of the options were $17.50 and $17.50; and on March 18, 2002 were $17.00 and $17.00.

      These options were granted as part of the executive compensation package for these executive officers which the Board of Directors, upon the recommendation of the Executive Compensation and Benefits Committee, unanimously approved on December 10, 2001. See “Executive Compensation and Benefits Committee Report on Executive Compensation — Compensation to Chief Executive Officer and Other Executive Officers”.

      The Board of Directors recommends a vote FOR the approval of the above-described options.

      Unless Instructions are given to the contrary, it is the intention of the persons named as proxies to vote the shares to which the proxy is related FOR approval of the options.

      Approval of this Item No. 3 requires the affirmative vote of a majority of the shares of Common Stock of the Corporation voting on the proposal, excluding any abstentions. Mr. Gabelli intends to vote his personal shares, and shares beneficially owned by him, in favor of this Proposal.

ITEM NO. 4

AMENDMENT OF RESTATED

ARTICLES OF INCORPORATION

      On December 10, 2001, the Board of Directors approved, and resolved to recommend to the shareholders for their approval, an amendment to Article 4.1 of the Corporation’s Restated Articles of Incorporation (the “Amendment”) to change all 10,000,000 shares of the Corporation’s authorized Common Stock from shares without par value into shares having a par value of $0.01 per share for all purposes, without otherwise changing the designations, rights, preferences or limitations of such shares and without increasing or decreasing the number of such shares.

      The Board of Directors is recommending the Amendment to the shareholders because the effect thereof will be to substantially reduce the amount of annual franchise taxes that the Corporation will hereafter be obligated to pay to the State of Rhode Island as a result of having qualified to do business as a foreign corporation in the State of Rhode Island. In connection with the relocation of the Corporation’s principal executive offices from Rye, New York to Providence, Rhode Island, in 2001, the Corporation was required to apply for a certificate of authority to transact business in Rhode Island as a foreign corporation, and a certificate of authority was issued to the Corporation by the Secretary of State of the State of Rhode Island on January 15, 2002. By changing its authorized shares from no par shares to shares having a par value of $0.01 per share, the Corporation’s annual franchise tax liability to the State of Rhode Island will be substantially reduced below the amount that the Corporation would have to pay if its authorized shares continued to have no par value. The Corporation’s Restated Articles of Incorporation now provide that the Corporation’s authorized shares are without par value provided that, solely for the purpose of any statute or regulation imposing any tax or fee based upon the capitalization of the Corporation, each share will be deemed to have a par value of $0.01 per share. Although this proviso may, even without the Amendment, support an argument that the franchise tax should be computed as if the Corporation’s shares should be deemed to have a par value of $0.01 per share, there can be no assurance that the State of Rhode Island would not take a different view, and the Amendment, if adopted by the shareholders, should remove any doubt and thereby result in substantial savings to the Corporation.

      The Amendment will simply change the Corporation’s authorized shares to shares having a par value of $0.01 per share for all purposes and will not otherwise change the designations, rights, preferences or limitations of the shares or increase or decrease the number of the Corporation’s authorizes shares. The number of shares owned by each of the Corporation’s shareholders will remain unaffected. Any stock certificates you now have representing your shares of Common Stock will continue to represent those same shares.

      The Board of Directors recommends a vote FOR approval of the Amendment.

      Unless instructions are given to the contrary, it is the intention of the persons named as proxies to vote the shares to which the proxy is related FOR approval of the Amendment.

      Approval of the Amendment requires the affirmative vote of a majority of the shares of Common Stock of the Corporation voting on the proposal, excluding any abstentions. Mr. Gabelli intends to vote his personal shares, and shares beneficially owned by him, in favor of this Proposal.

      If approved, the Amendment will become effective upon the filing thereof with the Indiana Secretary of State.

TRANSACTIONS WITH CERTAIN AFFILIATED PERSONS

      Mr. Gabelli is affiliated with various entities which he directly or indirectly controls and which are engaged in various aspects of the securities business, such as an investment advisor to various institutional and individual clients including registered investment companies and pension plans, as a broker-dealer, and as managing general partner of various private investment partnerships. During 2001, the Corporation and its subsidiaries engaged in various transactions with certain of these entities and the amount of commissions, fees, and other remuneration paid to such entities, excluding reimbursement of certain expenses related to Mr. Gabelli’s employment by the Corporation, was less than $60,000.

      In 1998, Lynch Corporation entered into a lease for approximately 5,000 square feet in a building in Rye, New York, recently purchased by an affiliate of Mr. Gabelli. The lease runs through December 2002, and provides for rent at approximately $18.00 per square foot per annum plus a minimum of $2.50 per square foot per annum for electricity, subject to adjustment for increases in tax and other operating expenses. Lynch Interactive became the primary lessee of such lease at the Spin Off. Effective as of March 1, 2000, Lynch Corporation entered into a one-year lease for approximately 1,150 additional feet of space at a rent of $2,400 per month. That lease was extended on a month-to-month basis until it was terminated in 2001 upon the relocation of the Corporation’s principal executive offices from Rye, New York to Providence, Rhode Island. The Corporation’s premises in Providence, Rhode Island are shared with an entity controlled by Mr. Gabelli and Mr. Papitto, as described below.

      The Corporation’s principal executive offices in Providence, Rhode Island are shared with Avtek Inc. (“Avtek”) a private holding company co-owned by Mr. Papitto and Mr. Gabelli. Since August 2001, Avtek and the Corporation have shared, on an approximately equal basis, (i) all occupancy costs of the shared premises and (ii) the salary expense of certain persons employed by Avtek at the premises (including Mr. McGrail, the Corporation’s President and Chief Operating Officer and Mr. Keller, the Corporation’s Chief Financial Officer, and other administrative and clerical personnel) whose services are provided to both the Corporation and Avtek. The Corporation’s share of such occupancy and salary costs in 2001 was $73,000, a portion of which represents compensation to Mr. McGrail and Mr. Keller that is reported in the Summary Compensation Table on page 8 of this Proxy Statement.

      To assist Mr. Guzzetti in purchasing the Corporation’s stock in the open market, the Corporation loaned Mr. Guzzetti $309,500 on June 5, 2000 and $61,000 on September 20, 2000 (the “Guzzetti Loans”). The Guzzetti Loans bore interest at 6% per annum (with accrued interest of $11,656 at December 31, 2000) and were to be repaid when Mr. Guzzetti ceased to be an employee of the Corporation or an affiliate. To assist the Corporation in funding said loans, Mr. Gabelli loaned the Corporation $371,000 at an initial interest rate of 7.5% per annum adjusted prospectively on each interest payment date to two points below the prime rate, which loan was payable upon demand. Effective July 31, 2001, Mr. Guzzetti resigned from the Board of Directors of the Corporation. In connection with Mr. Guzzetti’s resignation, on August 9, 2001, the Corporation purchased 12,300 shares of its Common Stock from Mr. Guzzetti for a purchase price of $396,204.56. Such purchase price was equal to the outstanding principal amount and unpaid interest on the Guzzetti Loans. The Corporation surrendered the promissory note evidencing the Guzzetti Loans to Mr. Guzzetti in full payment of the purchase price. Also on August 9, 2001, the Corporation paid $372,931.25 to Mr. Gabelli in full payment of the outstanding principal amount and unpaid interest on the loans made by Mr. Gabelli to the Corporation on June 5, 2000 and September 20, 2000 to fund the Guzzetti Loans.

INDEPENDENT AUDITORS

      Ernst & Young LLP has audited the books of the Corporation for many years.

      Representatives of Ernst & Young LLP, the Corporation’s auditors for 2001, are expected to be available at the Annual Meeting with the opportunity to make a statement if they desire to do so and to answer appropriate questions. The Corporation has not yet selected a principal auditor for 2002 because it wanted to finalize the 2001 audit before considering auditors for 2002.

Audit Fees

      Audit fees incurred by the Corporation from Ernst & Young LLP during the Corporation’s 2001 fiscal year for the audit of the Corporation’s annual financial statements and review of those financial statements included in the Corporation’s quarterly reports on Form 10-Q totaled $368,000.

Financial Information Systems Design and Implementation Fees

      The Corporation did not engage Ernst & Young LLP to provide advice to the Corporation regarding financial information systems design and implementation during the Corporation’s 2001 fiscal year.

All Other Fees

      Fees billed to the Corporation by Ernst & Young LLP during the Corporation’s 2001 fiscal year for all other non-audit services performed totaled $115,876, which includes audit-related services of $81,170 and other non-audit services of $34,706. Audit-related services generally include fees for services performed relating to employee benefit plans, accounting consultations and SEC registration statements. The balance of the work included tax compliance and consulting services. The Audit Committee considered that the provisions of these services were compatible with maintaining Ernst & Young LLP’s independence.

Audit Committee Report

      This year, the Audit Committee has reviewed the Corporation’s audited 2001 financial statements and met with both management and Ernst & Young LLP, the Corporation’s independent auditors, to discuss the financial statements. The Audit Committee has also discussed with Ernst & Young LLP, the Corporation’s independent auditors for 2001, any matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). It has also discussed with Ernst & Young LLP whether Ernst & Young LLP received satisfactory access to the Corporation’s financial records and full cooperation of corporate personnel in connection with the audit. The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees” and has discussed with Ernst & Young LLP its independence from the Corporation.

      Management has primary responsibility for the Corporation’s financial statements and the overall reporting process, including the Corporation’s systems of internal controls. Management has represented to us that the 2001 financial statements were prepared in accordance with generally accepted accounting principles.

      Based on the foregoing reviews and discussions, the Audit Committee recommended to the Board that the Corporation’s 2001 audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

      The Corporation’s Board has adopted a written charter for the Audit Committee, a copy of which is attached as Exhibit A to this Proxy Statement. The Audit Committee Charter was most recently reviewed and reapproved by the Audit Committee on February 28, 2002.

Anthony R. Pustorino (Chairman)
Avrum Gray (Member)
E. Val Cerutti (Member)

      The members of the Audit Committee are all “independent” for purposes of the American Stock Exchange listing standards.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires the Corporation’s directors, executive officers and holders of more than 10% of the Corporation’s Common Stock to file with the Securities and Exchange Commission and American Stock Exchange initial reports of ownership and reports of changes in the ownership of Common Stock and other equity securities of the Corporation. Such persons are required to furnish the Corporation with copies of all Section 16(a) filings. Based solely on the Corporation’s review of the copies of such filings it has received and written representations of directors and officers, the Corporation believes that during the fiscal year ended December 31, 2001, its officers, directors, and 10% shareholders are in compliance with all Section 16(a) filing requirements applicable to them with the following exceptions: (a) Mr. McGrail’s and Mr. Keller’s initial reports of ownership on Form 3 were inadvertently filed late and (b) Mr. Cerutti’s report of a change in ownership on Form 4 in respect of a single transaction occurring on August 21, 2001 was inadvertently filed late.

PROPOSALS OF SHAREHOLDERS

      Proposals of shareholders intended to be presented at the 2003 Annual Meeting of Shareholders must be received by the Office of the Secretary, Lynch Corporation, 50 Kennedy Plaza, Suite 1250, Providence, Rhode Island 02903, by no later than December 4, 2002, for inclusion in the Corporation’s proxy statement and form of proxy relating to the 2003 Annual Meeting.

      The date after which notice of a shareholder proposal intended to be submitted to the next annual meeting of the Corporation outside the processes of Rule 14a-8 will be considered untimely is February 17, 2003. If not received by that date, the persons named in the form of proxy accompanying the notice of meeting may vote on any such proposal in their discretion.

MISCELLANEOUS

      The Board of Directors knows of no other matters which are likely to come before the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote on such matters in accordance with their best judgment.

      The solicitation of proxies is made on behalf of the Board of Directors of the Corporation, and the cost thereof will be borne by the Corporation. The Corporation has employed the firm of Morrow & Co. Inc., 445 Park Avenue, 5th Floor, New York, New York, 10022 to assist in this solicitation at a cost of $4,500, plus out-of-pocket expenses. The Corporation will also reimburse brokerage firms and nominees for their expenses in forwarding proxy material to beneficial owners of the Common Stock of the Corporation. In addition, officers and employees of the Corporation (none of whom will receive any compensation therefor in addition to their regular compensation) may solicit proxies. The solicitation will be made by mail and, in addition, may be made by telegrams and personal interviews, and the telephone.

ANNUAL REPORT

      The Corporation’s Annual Report to Shareholders for the fiscal year ended December 31, 2001, has been sent herewith to each shareholder. Such Annual Report, however, is not to be regarded as part of the proxy soliciting material.

By Order of the Board of Directors

RAYMOND H. KELLER
Secretary

Dated: April 3, 2002

EXHIBIT A

LYNCH CORPORATION

AUDIT COMMITTEE CHARTER

Organization

      This Charter governs the operations of the Lynch Corporation (the “Company”) Audit Committee (the “Committee”). The Committee shall review and reassess the Charter at least annually and obtain the approval of the Board of Directors (the “Board”). The Committee shall be appointed by the Board of Directors and shall consist of at least three directors, each of whom are “independent” of management and the Company and are “financially literate” as those terms are used by the Securities and Exchange Commission.

Statement of Policy

      The Committee shall provide assistance to the Board in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others, with respect to the Company’s financial statements and financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company’s financial statements, and the legal compliance, conflict of interest and ethics programs as established by management and the Board. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

Responsibilities and Processes

      The Committee’s job is one of oversight and it recognizes that the Company’s management is responsible for preparing the Company’s financial statements and that the independent auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, as well as the independent auditors, have more time, knowledge and detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the external auditor’s work.

      The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order best to react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior.

      The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

•	The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Committee, as representatives of the Company’s shareholders. The Committee shall have the ultimate authority and responsibility to evaluate the independent auditors. The Committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the Committee shall review and recommend to the Board the selection of the Company’s independent auditors.

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•	The Committee shall discuss with the independent auditors the overall scope and plans for their respective audits, including the adequacy of staffing. Also, the Committee shall discuss with management and the independent auditors, the adequacy and effectiveness of the accounting and financial controls, including the Company’s system to monitor business risk, and legal and ethical compliance programs. Further, the Committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations.

•	The Committee shall review the interim financial statements with management and the independent auditors prior to any earnings release and prior to the filing of the Company’s Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The chair of the Committee may represent the entire Committee for the purposes of this review.

•	The Committee shall review with management and the independent auditors, prior to any press release and prior to filing, the financial statements to be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

Limitation

      Nothing in this Charter is intended to alter in any way the standard of conduct that applies to any of the directors of the Corporation under the Indiana Business Corporation Law, as amended, and this Charter does not impose, nor shall it be interpreted to impose, any duty on any director greater than, or in addition to, the duties or standard established by the Indiana Business Corporation Law.

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LYNCH CORPORATION
2001 EQUITY INCENTIVE PLAN

1.    PURPOSE

     The purpose of this Equity Incentive Plan (the “Plan”) is to advance the interests of Lynch Corporation (the “Company”) and its subsidiaries by enhancing their ability to attract and retain employees and other persons or entities who are in a position to make significant contributions to the success of the Company and its subsidiaries through ownership of shares of the Company’s common stock (“Stock”), and cash incentives.

     The Plan is intended to accomplish these goals by enabling the Company to grant Awards in the form of Options, Stock Appreciation Rights, Restricted Stock or Unrestricted Stock Awards, Deferred Stock Awards or Performance Awards, or combinations thereof, all as more fully described below.

2.    ADMINISTRATION

     Unless otherwise determined by the Board of Directors of the Company (the “Board”), the Plan will be administered by the Company’s Executive Compensation and Benefits Committee (the “Committee”).

     The Committee will have authority, not inconsistent with the express provisions of the Plan and in addition to other authority granted under the Plan, to (a) grant Awards at such time or times as it may choose; (b) determine the size of each Award, including the number of shares of Stock subject to the Award; (c) determine the type or types of each Award; (d) determine the terms and conditions of each Award; (e) waive compliance by a holder of an Award with any obligations to be performed by such holder under an Award and waive any terms or conditions of an Award; (f) amend or cancel an existing Award in whole or in part (and if an award is canceled, grant another Award in its place on such terms and conditions as the Committee shall specify), except that the Committee may not, without the consent of the holder of an Award, take any action under this clause with respect to such Award if such action would adversely affect the rights of such holder; (g) prescribe the form or forms of instruments that are required or deemed appropriate under the Plan, including any written notices and elections required of Participants (as defined below), and change such forms from time to time; (h) adopt, amend and rescind rules and regulations for the administration of the Plan; and (i) interpret the Plan and decide any questions and settle all controversies and disputes that may arise in connection with the Plan. Such determinations and actions of the Committee, and all other determinations and actions of the Committee made or taken under authority granted by any provision of the Plan, will be conclusive and will bind all parties. Nothing in this paragraph shall be construed as limiting the power of the Committee to make adjustments under Section 7.3 or Section 8.6.

3.    EFFECTIVE DATE AND TERM OF PLAN

     The Plan will become effective on the date on which it is approved by the stockholders of the Company. Awards may be made prior to such stockholder approval if made subject thereto. No Award may be granted under the Plan after December 10, 2011, but Awards previously granted may extend beyond that date.

4.     SHARES SUBJECT TO THE PLAN

     Subject to adjustment as provided in Section 8.6, the aggregate number of shares of Stock that may be delivered under the Plan will be 300,000. If any Award requiring exercise by the Participant for delivery of Stock terminates without having been exercised in full, or if any Award payable in Stock or cash is satisfied in cash rather than Stock, the number of shares of Stock as to which such Award was not exercised or for which cash was substituted will be available for future grants.

     Subject to Section 8.6(a), the maximum number of shares of Stock as to which Options or Stock Appreciation Rights may be granted to any Participant in any one calendar year is 200,000, which limitation shall be construed and applied consistently with the rules under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

     Stock delivered under the Plan may be either authorized but unissued Stock or previously issued Stock acquired by the Company and held in treasury. No fractional shares of Stock will be delivered under the Plan.

5.     ELIGIBILITY AND PARTICIPATION

     Each key employee of the Company or any of its subsidiaries (an “Employee”) and each other person or entity (including without limitation non-Employee directors of the Company or a subsidiary of the Company) who, in the opinion of the Committee, is in a position to make a significant contribution to the success of the Company or its subsidiaries will be eligible to receive Awards under the Plan (each such Employee, person or entity receiving an Award, “a Participant”). A “subsidiary” for purposes of the Plan will be a corporation in which the Company owns, directly or indirectly, stock possessing 50% or more of the total combined voting power of all classes of stock.

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6.     TYPES OF AWARDS

     6.1.  Options

     (a)  Nature of Options. An Option is an Award giving the recipient the right on exercise thereof to purchase Stock.

     Both “incentive stock options,” as defined in Section 422(b) of the Code (any Option intended to qualify as an incentive stock option being hereinafter referred to as an “ISO”), and Options that are not ISOs, may be granted under the Plan. ISOs shall be awarded only to Employees. An Option awarded under the Plan shall be a non-ISO unless it is expressly designated as an ISO at time of grant.

     (b)  Exercise Price. The exercise price of an Option will be determined by the Committee subject to the following:

(1) The exercise price of an ISO or an Option intended to qualify as performance based compensation under Section 162(m) of the Code shall not be less than 100 % of the fair market value of the Stock subject to the Option, determined as of the time the Option is granted.

(2) In no case may the exercise price paid for Stock which is part of an original issue of authorized Stock be less than the par value per share of the Stock.

     (c)  Duration of options. The latest date on which an Option may be exercised will be the tenth anniversary of the day immediately preceding the date the Option was granted, or such earlier date as may have been specified by the Committee at the time the Option was granted.

     (d)  Exercise of Options. An Option will become exercisable at such time or times, and on such conditions, as the Committee may specify. The Committee may at any time and from time to time accelerate the time at which all or any part of the Option may be exercised. Any exercise of an Option must be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by (1) any documents required by the Committee and (2) payment in full in accordance with paragraph (e) below for the number of shares for which the Option is exercised.

     (e)  Payment for Stock. Stock purchased on exercise of an Option must be paid for as follows: (1) in cash or by check (acceptable to the Company in accordance with guidelines established for this purpose), bank draft or money order payable to the order of the Company or (2) if so permitted by the Committee at or after the grant of the Option or by the instrument evidencing the Option, (i) through the delivery of shares of Stock which have been held for at least six months (unless the Committee approves a shorter period) and which have a fair market value equal to the exercise price, (ii) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price, or (iii) by any combination of the foregoing permissible forms of payment.

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     (f)  Discretionary Payments. If (i) the market price of shares of Stock subject to an Option (other than an Option which is in tandem with a Stock Appreciation Right as described in Section 6.2) exceeds the exercise price of the Option at the time of its exercise, and (ii) the person exercising the Option so requests the Committee in writing, the Committee may in its sole discretion cancel the Option and cause the Company to pay in cash or in shares of Common Stock (at a price per share equal to the fair market value per share) to the person exercising the Option an amount equal to the difference between the fair market value of the Stock which would have been purchased pursuant to the exercise (determined on the date the Option is canceled) and the aggregate exercise price which would have been paid.

     6.2.  Stock Appreciation Rights.

     (a)  Nature of Stock Appreciation Rights. A Stock Appreciation Right (or “SAR”) is an Award entitling the holder on exercise to receive an amount in cash or Stock or a combination thereof (such form to be determined by the Committee) determined in whole or in part by reference to appreciation, from and after the date of grant, in the fair market value of a share of Stock. SARs may be based solely on appreciation in the fair market value of Stock or on a comparison of such appreciation with some other measure of market growth such as (but not limited) to appreciation in a recognized market index. The date as of which such appreciation or other measure is determined shall be the exercise date unless another date is specified by the Committee.

     (b)  Grant of Stock Appreciation Rights. Stock Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan.

(1) Rules Applicable to Tandem Awards. When Stock Appreciation Rights are granted in tandem with Options, (a) the Stock Appreciation Right will be exercisable only at such time or times, and to the extent, that the related Option is exercisable and will be exercisable in accordance with the procedure required for exercise of the related Option; (b) the Stock Appreciation Right will terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the Stock Appreciation Right; (c) the Option will terminate and no longer be exercisable upon the exercise of the related Stock Appreciation Right; and (d) the Stock Appreciation Right will be transferable only with the related Option.

(2) Exercise of Independent Stock Appreciation Rights. A Stock Appreciation Right not granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Committee may specify. The Committee may at any time accelerate the time at which all or any part of the Right may be exercised.

     Any exercise of an independent Stock Appreciation Right must be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by any other documents required by the Committee.

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     6.3.  Restricted and Unrestricted Stock.

     (a)  Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee may grant shares of Stock in such amounts and upon such terms and conditions as the Committee shall determine subject to the restrictions described below (“Restricted Stock”).

     (b)  Restricted Stock Agreement. The Committee may require, as a condition to an Award, that a recipient of a Restricted Stock Award enter into a Restricted Stock Award Agreement, setting forth the terms and conditions of the Award. In lieu of a Restricted Stock Award Agreement, the Committee may provide the terms and conditions of an Award in a notice to the Participant of the Award, on the stock certificate representing the Restricted Stock, in the resolution approving the Award, or in such other manner as it deems appropriate.

     (c)  Transferability and Other Restrictions. Except as otherwise provided in this Section 6.3 , the shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable period or periods established by the Committee and the satisfaction of any other conditions or restrictions established by the Committee (such period during which a share of Restricted Stock is subject to such restrictions and conditions is referred to as the “Restricted Period”). Except as the Committee may otherwise determine under Section 7.1 or Section 7.2, if a Participant dies or suffers a Status Change (as defined at Section 7.2(a)) for any reason during the Restricted Period, the Company may purchase the shares of Restricted Stock subject to such restrictions and conditions for the amount of cash paid by the Participant for such shares; provided, that if no cash was paid by the Participant such shares of Restricted Stock shall be automatically forfeited to the Company.

     During the Restricted Period with respect to any shares of Restricted Stock, the Company shall have the right to retain in the Company’s possession the certificate or certificates representing such shares.

     (d)  Removal of Restrictions. Except as otherwise provided in this Section 6.3, a share of Restricted Stock covered by a Restricted Stock grant shall become freely transferable by the Participant upon completion of the Restricted Period, including the passage of any applicable period of time and satisfaction of any conditions to vesting. The Committee, in its sole discretion, shall have the right at any time immediately to waive all or any part of the restrictions and conditions with regard to all or any part of the shares held by any Participant.

     (e)  Voting Rights. Dividends and Other Distributions. During the Restricted Period, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights and shall receive all regular cash dividends paid with respect to such shares. Except as the Committee shall otherwise determine, any other cash dividends and other distributions paid to Participants with respect to shares of Restricted Stock, including any dividends and distributions paid in shares, shall be subject to the same restrictions and conditions as the shares of Restricted Stock with respect to which they were paid.

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     (f)  Other Awards Settled with Restricted Stock. The Committee may, at the time any Award described in this Section 6 is granted, provide that any or all the Stock delivered pursuant to the Award will be Restricted Stock.

     (g)  Unrestricted Stock. Subject to the terms and provisions of the Plan, the Committee may grant shares of Stock free of restrictions under the Plan in such amounts and upon such terms and conditions as the Committee shall determine.

     (h)  Notice of Section 83(b) Election. Any Participant making an election under Section 83(b) of the Code with respect to Restricted Stock must provide a copy thereof to the Company within 10 days of filing such election with the Internal Revenue Service.

     6.4.  Deferred Stock.

     A Deferred Stock Award entitles the recipient to receive shares of Stock to be delivered in the future. Delivery of the Stock will take place at such time or times, and on such conditions, as the Committee may specify. The Committee may at any time accelerate the time at which delivery of all or any part of the Stock will take place. At the time any Award described in this Section 6.4 is granted, the Committee may provide that, at the time Stock would otherwise be delivered pursuant to the Award, the Participant will instead receive an instrument evidencing the Participant’s right to future delivery of Deferred Stock.

     6.5.  Performance Awards; Performance Goals.

     (a)  Nature of Performance Awards. A Performance Award entitles the recipient to receive, without payment, an amount in cash or Stock or a combination thereof (such form to be determined by the Committee) following the attainment of Performance Goals (as hereinafter defined). Performance Goals may be related to personal performance, corporate performance, departmental performance or any other category of performance established by the Committee. The Committee will determine the Performance Goals, the period or periods during which performance is to be measured and all other terms and conditions applicable to the Award.

     (b)  Other Awards Subject to Performance Condition. The Committee may, at the time any Award described in this Section 6.5 is granted, impose the condition (in addition to any conditions specified or authorized in this Section 6 or any other provision of the Plan) that Performance Goals be met prior to the Participant’s realization of any payment or benefit under the Award. Any such Award made subject to the achievement of Performance Goals (other than an Option or SAR) shall be treated as a Performance Award for purposes of Section 6.5(c) below.

     (c)  Limitations and Special Rules. In the case of any Performance Award intended to qualify for the performance-based remuneration exception described in Section 162(m)(4)(C) of the Code and the regulations thereunder (an “Exempt Award”), the Committee shall in writing preestablish specific Performance Goals. A Performance Goal must be established prior to passage of 25% of the period of time over which attainment of such goal is to be measured. “Performance Goal” means criteria based upon any one or more of the following (on a

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consolidated, divisional, subsidiary, line of business or geographical basis or in combinations thereof): (i) sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; inventory level or turns; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; or any combination of the foregoing; or (ii) acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) and refinancings; transactions that would constitute a Change of Control; or any combination of the foregoing. A Performance Goal and targets with respect thereto determined by the Committee need not be based upon an increase, a positive or improved result or avoidance of loss. The maximum Exempt Award payable to any Participant in respect of any such Performance Goal for any year shall not exceed $2,500,000. Payment of Exempt Awards based upon a Performance Goal for the year ending December 31, 2008 and thereafter is conditioned upon reapproval by Employer’s shareholders no later than Employer’s first meeting of shareholders in the year ending December 31, 2007.

7.     EVENTS AFFECTING OUTSTANDING AWARDS

     7.1.  Death.

     If a Participant dies, the following will apply:

     (a)  All Options and Stock Appreciation Rights held by the Participant immediately prior to death, to the extent then exercisable, may be exercised by the Participant’s executor or administrator or the person or persons to whom the Option or Right is transferred by will or the applicable laws of descent and distribution, at any time within the one year period ending with the first anniversary of the Participant’s death (or such shorter or longer period as the Committee may determine), and shall thereupon terminate. In no event, however, shall an Option or Stock Appreciation Right remain exercisable beyond the latest date on which it could have been exercised without regard to this Section 7. Except as otherwise determined by the Committee, all Options and Stock Appreciation Rights held by a Participant immediately prior to death that are not then exercisable shall terminate at death.

     (b)  Except as otherwise determined by the Committee, all Restricted Stock held by the Participant must be transferred to the Company (and, in the event the certificates representing such Restricted Stock are held by the Company, such Restricted Stock will be so transferred without any further action by the Participant) in accordance with Section 6.3(c).

     (c)  Any payment or benefit under a Deferred Stock Award or Performance Award to which the Participant was not irrevocably entitled prior to death will be forfeited and the Award canceled as of the time of death, except as otherwise determined the Committee.

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     7.2.  Termination of Service (Other Than By Death).

     If a Participant who is an Employee ceases to be an Employee for any reason other than death or retirement with consent of the Company after attainment of age 65, or if there is a termination (other than by reason of death) of the consulting, service or similar relationship in respect of which a non-Employee Participant was granted an Award hereunder (such termination of the employment or other relationship being hereinafter referred to as a “Status Change”), the following will apply:

     (a)  Except as otherwise determined by the Committee, all Options and Stock Appreciation Rights held by the Participant that were not exercisable immediately prior to the Status Change shall terminate at the time of the Status Change. Any Options or Rights that were exercisable immediately prior to the Status Change will continue to be exercisable for a period of three months (or such longer period as the Committee may determine), and shall thereupon terminate, unless the Award provides by its terms for immediate termination in the event of a Status Change (unless otherwise determined by the Committee) or unless the Status Change results from a discharge for cause which in the opinion of the Committee casts such discredit on the Participant as to justify immediate termination of the Award. In no event, however, shall an Option or Stock Appreciation Right remain exercisable beyond the latest date on which it could have been exercised without regard to this Section 7. For purposes of this paragraph, in the case of a Participant who is an Employee, a Status Change shall not be deemed to have resulted by reason of (i) a sick leave or other bona fide leave of absence approved for purposes of the Plan by the Committee, so long as the Employee’s right to reemployment is guaranteed either by statute or by contract, or (ii) a transfer of employment between the Company and a subsidiary or between subsidiaries, or to the employment of a corporation (or a parent or subsidiary corporation of such corporation) issuing or assuming an option in a transaction to which Section 424(a) of the Code applies.

     (b)  Except as otherwise determined by the Committee, all Restricted Stock held by the Participant at the time of the Status Change must be transferred to the Company (and, in the event the certificates representing such Restricted Stock are held by the Company, such Restricted Stock will be so transferred without any further action by the Participant) in accordance with Section 6.3(c) above.

     (c)  Any payment or benefit under a Deferred Stock Award or Performance Award to which the Participant was not irrevocably entitled prior to the Status Change will be forfeited and the Award cancelled as of the date of such Status Change unless otherwise determined by the Committee.

     7.3.  Certain Corporate Transactions.

     Except as otherwise provided by the Committee at the time of grant, in the event of a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of substantially all the Company’s outstanding Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or

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transfer of substantially all the Company’s assets or a dissolution or liquidation of the Company (a “covered transaction”), the following rules shall apply:

     (a)  Subject to paragraph (b) below, all outstanding Awards requiring exercise will cease to be exercisable, and all other Awards to the extent not fully vested (including Awards subject to conditions not yet satisfied or determined) will be forfeited, as of the effective time of the covered transaction, provided that the Committee may in its sole discretion (but subject to Section 7.4), on or prior to the effective date of the covered transaction, (1) make any outstanding Option and Stock Appreciation Right exercisable in full, (2) remove the restrictions from any Restricted Stock, (3) cause the Company to make any payment and provide any benefit under any Deferred Stock Award or Performance Award and (4) remove any performance or other conditions or restrictions on any Award; or

     (b)  With respect to an outstanding Award held by a participant who, following the covered transaction, will be employed by or otherwise providing services to an entity which is a surviving or acquiring entity in the covered transaction or an affiliate of such an entity, the Committee may at or prior to the effective time of the covered transaction, in its sole discretion and in lieu of the action described in paragraph (a) above, arrange to have such surviving or acquiring entity or affiliate assume any Award held by such participant outstanding hereunder or grant a replacement award which, in the judgment of the Committee, is substantially equivalent to any Award being replaced.

     7.4.  Change of Control Provisions.

     (a)  Impact of Event. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change of Control, and unless otherwise provided for in any certificate or agreement evidencing an Award:

(1) Acceleration of Options and SARs. Any Options and SARs outstanding as of the date such Change of Control is determined to have occurred and which are not then exercisable shall become exercisable to the full extent of the original grant, and all shares of Restricted Stock which are not otherwise vested shall vest. Holders of Performance Awards granted hereunder as to which the relevant performance period has not ended as of the date such Change of Control is determined to have occurred shall be entitled at the time of such Change of Control to receive a cash payment per Performance Award equal to the full value of the cash component of such Award (if any) plus the fair market value of Stock included in such Award.

(2) Restriction on Application of Plan Provisions Applicable in the Event of Termination of Employment. After a Change of Control, Options and SARs shall not be terminated as a result of a termination of employment other than by reason of death, disability (as determined by the Company) or retirement for seven months following such termination of employment or until expiration of the original terms of the Option or SAR, whichever period is shorter.

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(3) Restriction on Amendment. In connection with or following a Change of Control, neither the Committee nor the Board may impose additional conditions upon exercise or otherwise amend or restrict an Option, SAR, share of Restricted Stock or Performance Award, or amend the terms of the Plan in any manner adverse to the holder thereof, without the written consent of such holder.

     Notwithstanding the foregoing, if any right granted pursuant to this Section 7.4 would make a Change of Control transaction ineligible for pooling of interests accounting under applicable accounting principles that but for this Section 7.4 would otherwise be eligible for such accounting treatment, the Committee shall have the authority to substitute stock for the cash which would otherwise be payable pursuant to this Section 7.4 having a fair market value equal to such cash.

     (b)  Definition of Change of Control. A “Change of Control” shall be deemed to have occurred if (i) any corporation, person or other entity (other than the Company, a majority-owned subsidiary of the Company, any employee benefit plan maintained by the Company or any of its subsidiaries or members of the Board on the date the Plan is approved by the stockholders of the Company), including a “group” as defined in Section 13(d)(3) of the 1934 Act becomes the beneficial owner of Stock representing more than twenty-five percent of the voting power of the Company (other than by consolidation or merger) or (ii) within any 24 consecutive month period, persons who were members of the Board immediately prior to such 24-month period, together with any persons who were first elected as directors (other than as a result of any settlement of a proxy or consent solicitation contest or any action taken to avoid such a contest) during such 24-month period by or upon the recommendation of persons who were members of the Board immediately prior to such 24-month period and who constituted a majority of the Board at the time of such election, cease to constitute a majority of the Board.

8.     GENERAL PROVISIONS

     8.1.  Documentation of Awards.

     Awards will be evidenced by such written instruments, if any, as may be prescribed by the Committee from time to time. Such instruments may be in the form of agreements to be executed by both the Participant and the Company, or certificates, letters or similar instruments, which need not be executed by the Participant but acceptance of which will evidence agreement to the terms thereof.

     8.2.  Rights as a Stockholder, Dividend Equivalents.

     Except as specifically provided by the Plan, the receipt of an Award will not give a Participant rights as a stockholder; the Participant will obtain such rights, subject to any limitations imposed by the Plan or the instrument evidencing the Award, only upon the issuance of Stock. However, the Committee may, on such conditions as it deems appropriate, provide that a Participant will receive a benefit in lieu of cash dividends that would have been payable on any or all Stock subject to the Participant’s Award had such Stock been outstanding. Without limitation, the Committee may provide for payment to the Participant of amounts representing

10

such dividends, either currently or in the future, or for the investment of such amounts on behalf of the Participant.

     8.3.  Conditions on Delivery of Stock.

     The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove restriction from shares previously delivered under the Plan (a) until all conditions of the Award have been satisfied or removed, (b) until, in the opinion of the Company’s counsel, all applicable federal and state laws and regulation have been complied with, (c) if the outstanding Stock is at the time listed on any stock exchange or The Nasdaq National Market, until the shares to be delivered have been listed or authorized to be listed on such exchange or market upon official notice of notice of issuance, and (d) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company’s counsel. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

     If an Award is exercised by the Participant’s legal representative, the Company will be under no obligation to deliver Stock pursuant to such exercise until the Company is satisfied as to the authority of such representative.

     8.4.  Tax Withholding.

     The Company will withhold from any cash payment made pursuant to an Award an amount sufficient to satisfy all federal, state and local withholding tax requirements (the “withholding requirements”).

     In the case of an Award pursuant to which Stock may be delivered, the Committee will have the right to require that the Participant or other appropriate person remit to the Company an amount sufficient to satisfy the withholding requirements, or make other arrangements satisfactory to the Committee with regard to such requirements, prior to the delivery of any Stock or removal of restrictions thereon. If and to the extent that such withholding is required, the Committee may permit the Participant or such other person to elect at such time and in such manner as the Committee provides to have the Company hold back from the shares to be delivered, or to deliver to the Company, Stock having a value calculated to satisfy the withholding requirement. The Committee may make such share withholding mandatory with respect to any Award at the time such Award is made to a Participant.

     If at the time an ISO is exercised the Committee determines that the Company could be liable for withholding requirements with respect to the exercise or with respect to a disposition of the Stock received upon exercise, the Committee may require as a condition of exercise that the person exercising the ISO agree (a) to provide for withholding under the preceding paragraph of this Section 8.4, if the Committee determines that a withholding responsibility may arise in connection with tax exercise, (b) to inform the Company promptly of any disposition (within the meaning of section 424(c) of the Code) of Stock received upon exercise, and (c) to give such

11

security as the Committee deems adequate to meet the potential liability of the Company for the withholding requirements and to augment such security from time to time in any amount reasonably deemed necessary by the Committee to preserve the adequacy of such security.

     8.5.  Transferability of Awards.

     Unless otherwise permitted by the Committee, no Award (other than an Award in the form of an outright transfer of cash or Unrestricted Stock) may be transferred other than by will or by the laws of descent and distribution.

     8.6.  Adjustments in the Event of Certain Transactions.

     (a)  In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company’s capitalization, or other distribution to holders of Stock other than normal cash dividends, after the effective date of the Plan, the Committee will make any appropriate adjustments to the maximum number of shares that may be delivered under the Plan under the first paragraph of Section 4 above and to the limits described in the second paragraph of Section 4 and in Section 6.5(c).

     (b)  In any event referred to in paragraph (a), the Committee will also make any appropriate adjustments to the number and kind of shares of Stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change. The Committee may also make such adjustments to take into account material changes in law or in accounting practices or principles, mergers, consolidations, acquisitions, dispositions or similar corporate transactions, or any other event, if it is determined by the Committee that adjustments are appropriate to avoid distortion in the operation of the Plan; provided, that adjustments pursuant to this sentence shall not be made to the extent it would cause any Award intended to be exempt under Section 162(m)(4)(c) of the Code to fail to be so exempt.

     (c)  In the case of ISOs, the adjustments described in (a) and (b) will be made only to the extent consistent with continued qualification of the Option under Section 422 of the Code (in the case of an ISO) or Section 162(m) of the Code.

     8.7.  Employment Rights, Etc.

     Neither the adoption of the Plan nor the grant of Awards will confer upon any person any right to continued retention by the Company or any subsidiary as an Employee or otherwise, or affect in any way the right of the Company or subsidiary to terminate an employment, service or similar relationship at any time. Except as specifically provided by the Committee in any particular case, the loss of existing or potential profit in Awards granted under the Plan will not constitute an element of damages in the event of termination of an employment, service or similar relationship even if the termination is in violation of an obligation of the Company to the Participant.

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     8.8.  Deferral of Payments.

     The Committee may agree at any time, upon request of the Participant, to defer the date on which any payment under an Award will be made.

     8.9.  Past Services as Consideration.

     Where a Participant purchases Stock under an Award for a price equal to the par value of the Stock the Committee may determine that such price has been satisfied by past services rendered by the Participant.

9.     EFFECT, AMENDMENT AND TERMINATION

     Neither adoption of the Plan nor the grant of Awards to a Participant will affect the Company’s right to grant to such Participant awards that are not subject to the Plan, to issue to such Participant Stock as a bonus or otherwise, or to adopt other plans or arrangements under which Stock may be issued to Employees.

     The Committee may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of Awards, provided that (except to the extent expressly required or permitted by the Plan) no such amendment will, without the approval of the stockholders of the Company, effectuate a change for which stockholder approval is required in order for the Plan to continue to qualify for the award of ISOs under Section 422 of the Code or for the award of performance based compensation under Section 162(m) of the Code.

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LYNCH CORPORATION

This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned shareholder of LYNCH CORPORATION (the “Corporation”) hereby appoints Raymond H. Keller and Richard E. McGrail, or any one of them (each with power to act alone and with power of substitution), Proxies of the undersigned, with authority to vote at the Annual Meeting of Shareholders of the Corporation to be held May 2, 2002 at 2:00 p.m., and at any adjournments thereof, all the shares of Common Stock of the Corporation which the undersigned would be entitled to vote if then personally present, upon the matters proposed by the Corporation as specified below, and, in their discretion, upon such other matters that may properly come before the Annual Meeting, and any adjournments thereof.

     The shares represented by this Proxy shall be voted in accordance with the instructions given by the shareholder, but if no instructions are given, this Proxy will be voted FOR all of the nominees for Directors listed in Item 1, FOR approval of the Corporation’s 2001 Equity Incentive Plan in Item 2, FOR approval of granting of stock options to certain executive officers of the Corporation as specified in Item 3, FOR approval of the amendment to the Corporation’s Restated Articles of Incorporation as specified in Item 4, and, in the discretion of the Proxies, with respect to any other matter that is properly brought before the Annual Meeting.

(continued and to be signed on the reverse side)

FOLD AND DETACH HERE

Please mark your vote as indicated in this example: ☑
Item 1:	Election of Directors Duly Nominated:

01 E. Val Cerutti, 02 Avrum Gray, 03 Mario J. Gabelli, 04 Raymond H. Keller, 05 Richard E. McGrail, 06 Ralph R. Papitto and 07 Anthony R. Pustorino. (INSTRUCTION: To withhold authority to vote for one or more individual nominees, mark “For All Except” and write such name or names on the space provided below.)

☐	For All	☐	Withhold All	☐	For All Except

Item 2:	Approval of 2001 Equity Incentive Plan:

☐	For	☐	Against	☐	Abstain

Item 3:	Approval of grant of stock options to certain executive officers (Note: Approval of this Item 3 is subject to approval of Item 2):

☐	For	☐	Against	☐	Abstain

Item 4:	Approval of Amendment to the Corporation’s Restated Articles of Incorporation:

☐	For	☐	Against	☐	Abstain

Please sign exactly as your name appears on this Proxy. All joint owners must sign. When acting as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized person. If a partnership, please sign in full partnership name by authorized person.

Dated: , 2002

(L.S.)

(Signature of Shareholder)

(L.S.)

(Signature of Shareholder)

PLEASE DATE, SIGN AND MAIL THIS PROXY IN THE ENVELOPE PROVIDED.

LYNCH CORPORATION

This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned shareholder of LYNCH CORPORATION (the “Corporation”) hereby appoints Fleet National Bank Retirement Services, as Trustee for shares of the Corporation’s Common Stock held in the Lynch Corporation 401(k) Savings Plan and/or the Lynch Interactive Corporation 401(k) Savings Plan, Proxies of the undersigned, with authority to vote at the Annual Meeting of Shareholders of the Corporation to be held May 2, 2002 at 2:00 p.m., and at any adjournments thereof, all the shares of Common Stock of the Corporation which the undersigned would be entitled to vote if then personally present, upon the matters proposed by the Corporation as specified below, and, in their discretion, upon such other matters that may properly come before the Annual Meeting, and any adjournments thereof.

     The shares represented by this Proxy shall be voted in accordance with the instructions given by the shareholder, but if no instructions are given, this Proxy will be voted FOR all of the nominees for Directors listed in Item 1, FOR approval of the Corporation’s 2001 Equity Incentive Plan in Item 2, FOR approval of granting of stock options to certain executive officers of the Corporation as specified in Item 3, FOR approval of the amendment to the Corporation’s Restated Articles of Incorporation as specified in Item 4, and, in the discretion of the Proxies, with respect to any other matter that is properly brought before the Annual Meeting.

(continued and to be signed on the reverse side)

FOLD AND DETACH HERE

Please mark your vote as indicated in this example: ☑
Item 1:	Election of Directors Duly Nominated:

01 E. Val Cerutti, 02 Avrum Gray, 03 Mario J. Gabelli, 04 Raymond H. Keller, 05 Richard E. McGrail, 06 Ralph R. Papitto and 07 Anthony R. Pustorino. (INSTRUCTION: To withhold authority to vote for one or more individual nominees, mark “For All Except” and write such name or names on the space provided below.)

☐	For All	☐	Withhold All	☐	For All Except

Item 2:	Approval of 2001 Equity Incentive Plan:

☐	For	☐	Against	☐	Abstain

Item 3:	Approval of grant of stock options to certain executive officers (Note: Approval of this Item 3 is subject to approval of Item 2):

☐	For	☐	Against	☐	Abstain

Item 4:	Approval of Amendment to the Corporation’s Restated Articles of Incorporation:

☐	For	☐	Against	☐	Abstain

Please sign exactly as your name appears on this Proxy. All joint owners must sign. When acting as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized person. If a partnership, please sign in full partnership name by authorized person.

Dated: , 2002

(L.S.)

(Signature of Shareholder)

(L.S.)

(Signature of Shareholder)

PLEASE DATE, SIGN AND MAIL THIS PROXY IN THE ENVELOPE PROVIDED.